   As filed with the Securities and Exchange Commission on December 20, 2000
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                                  CATUITY INC.
       (Exact name of registrant as specified in its governing instrument)

              DELAWARE                                  38-3518829
  (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
  Incorporation or Organization)
                                 ---------------

                           2711 EAST JEFFERSON AVENUE
                             DETROIT, MICHIGAN 48207
                    (Address of Principal Executive Offices)


                         CATUITY INC. STOCK OPTION PLAN
                  CATUITY INC. 2000 DIRECTOR STOCK OPTION PLAN
                                EMPLOYEE OPTIONS
                           (Full titles of the plans)


                                JOHN H. LOWRY III
                             CHIEF FINANCIAL OFFICER
                                  CATUITY INC.
                           2711 EAST JEFFERSON AVENUE
                             DETROIT, MICHIGAN 48207
                                 (313) 567-4348
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)


                                    Copy to:

                              DAVID D. WARNER, ESQ.
                        JAFFE, RAITT, HEUER & WEISS, P.C.
                         ONE WOODWARD AVENUE, SUITE 2400
                             DETROIT, MICHIGAN 48226
                                 (313) 961-8380

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                Proposed Maximum       Proposed Maximum          Amount of
Title of Securities                          Amount to be       Offering Price Per    Aggregate Offering      Registration
to be Registered                              Registered        ------------------    ------------------      ------------
----------------                              ----------             Share (1)              Price (1)             Fee
                                                                    ---------              ---------              ---
Common Stock, par value $.001 per share        1,285,000             $7.125               $9,155,625             $2,640

===============================================================================================================================
(1) Computed per Rule 457.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION

         The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents and information heretofore filed with the Commission are incorporated herein by reference:

         (a) The Registrant's Registration Statement on Form 10-12G dated March 21, 2000, as amended on April 7, 2000, May 15, 2000 and August 11, 2000, all filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) The Registrant's Quarterly Reports on Form 10Q dated August 21, 2000, and November 14, 2000 filed pursuant to the Exchange Act.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement or in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

         There are no experts or counsel with interests in the Registrant.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the Delaware General Corporation Law, Registrant's Certificate of Incorporation provides that no director will be personally liable to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (1) for any breach of the director's duty of loyalty to Registrant or its stockholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law; and (4) for any transaction from which the director derived an improper personal benefit.

         Registrant's bylaws further provide that Registrant must indemnify its directors and executive officers and may indemnify its other officers and employees and agents to the fullest extent permitted by Delaware law. Registrant currently maintains liability insurance for its officers and directors.

         Registrant has entered into indemnification agreements with each of its directors. These agreements require Registrant, among other things, to indemnify each director for certain expenses (including attorneys' fees), judgments, fines, penalties and settlement amounts incurred by any such person in any threatened, pending or completed action, suit or proceeding or by reason of any event or occurrence arising out of such person's services as a director. Under various employment agreements, Registrant also has agreed to indemnify various officers for any cost, loss, damage or liability (including legal fees) incurred in connection with any action brought against the officer arising from the performance of his duties.

         There is no pending litigation or proceeding involving any of our directors, officers, employees or agents as to which indemnification is being sought. Registrant is not aware of any pending or threatened litigation or proceeding that might result in a claim for such indemnification.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.   EXHIBITS

         The exhibits filed herewith are set forth on the Exhibit Index filed as part of this Registration Statement.

ITEM 9.   UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i)  to include any prospectus required by Section 10(a)
                  (3)of the Securities Act;

                      (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table set forth in this registration statement; and

                      (iii) to include any material information with respect to
                  the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 18, 2000.

                                     CATUITY INC., a Delaware corporation


                                     By: /s/ Michael V. Howe
                                        ----------------------------------------
                                        Michael V. Howe, Chief Executive Officer


            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael V. Howe and John H. Lowry III, jointly and severally, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, the following persons have signed this Registration Statement in the capacities and on the date indicated.


                    NAME                                        TITLE                              DATE

     /s/ David L. Mac. Smith
----------------------------------------------     Director and Chairman of the            December 18, 2000
         David L. Mac. Smith                       Board

     /s/ Michael V. Howe                           Director, President and Chief           December 18, 2000
----------------------------------------------     Executive Officer
         Michael V. Howe

     /s/ Alexander S. Dawson                       Director                                December 18, 2000
----------------------------------------------
         Alexander S. Dawson

     /s/ Duncan P.F. Mount                         Director                                December 18, 2000
----------------------------------------------
         Duncan P.F. Mount

     /s/ Alan L. Gilman                            Director                                December 18, 2000
----------------------------------------------
         Alan L. Gilman

     /s/ Robert C. Robins                          Director                                December 18, 2000
----------------------------------------------
         Robert C. Robins

     /s/ John H. Lowry III                         Vice President, Chief Financial         December 18, 2000
----------------------------------------------     Officer, Treasurer and Secretary
         John H. Lowry III

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                                          DESCRIPTION
------                                          -----------
4.1     Catuity Inc. Stock Option Plan*

4.2     Catuity Inc. 2000 Director Stock Option Plan

5.1 Opinion of Jaffe, Raitt, Heuer & Weiss, P.C. as to legality of securities being registered

23.1    Consent of Ernst & Young, independent accountants

24.1    Powers of Attorney (see Signature Page)

*Incorporated by reference to Exhibit 10.24 to Catuity's Form 10-12G filed March 21, 2000.